UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14 (a) of the Sucuriteis
                      Exchange Act of 1934 (Amendment No.)

Filed by the Registrant (x)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

(_) Preliminary Proxy Statement        (_) CONFIDENTIAL, FOR USE OF THE
                                           COMMISSION ONLY (AS PERMITTED BY
                                           RULE 14A-6 (E) (2))

(X) Definitive Proxy Statement

(_) Definitive Additional Materials

(_) Soliciting Material Pursuant to section 240.14a-11(c) or Section 240.14a-12

                             BIG DOG HOLDINGS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                             BIG DOG HOLDINGS, INC.
                                 121 Gray Avenue
                         Santa Barbara, California 93101








Dear Stockholder:

       We cordially invite you to attend the Annual Meeting of Stockholders which will be held on Friday, June 1, 2001 at 11:30 am, local time, in Santa Barbara, California.

       The following notice of meeting identifies each business item for your action. These items are the election of two directors and the ratification of Deloitte & Touche LLP as the Company's independent public accountants and auditors for the 2001 fiscal year. The Board of Directors recommends that you vote FOR each of these items. We have also included a proxy statement that contains more information about these items and the meeting.

       Whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card(s) promptly to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your proxy.

       Thank you for your continued interest in Big Dog Holdings, Inc.

                                           Sincerely,



                                           Andrew D. Feshbach
                                           Chief Executive Officer and Director


                             BIG DOG HOLDINGS, INC.
                                 121 Gray Avenue
                         Santa Barbara, California 93101



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 1, 2001






TO THE STOCKHOLDERS OF
BIG DOG HOLDINGS, INC.

       The 2001 Annual Meeting of Stockholders of BIG DOG HOLDINGS, INC. (the "Company") will be held in the Rotunda Room at the Bacara Resort, 8301 Hollister Boulevard, Santa Barbara, California, 93117 on Friday, June 1, 2001 at 11:30 am, local time, for the following purposes:

1.       To elect two directors to serve until the Company's 2004 Annual
Meeting;

2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants and auditors for the 2001 fiscal year; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

       Only stockholders of record at the close of business on April 17, 2001 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

                                            By Order of the Board of Directors,




                                            Anthony J. Wall
                                            Secretary








                             BIG DOG HOLDINGS, INC.
                                 121 Gray Avenue
                         Santa Barbara, California 93101

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 1, 2001

       This Proxy Statement is furnished to stockholders by the Board of Directors of Big Dog Holdings, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held in the Rotunda Room at the Bacara Resort, 8301 Hollister Boulevard, Santa Barbara, California, 93117 on Friday, June 1, 2001 at 11:30 am (local time), and at any adjournments or postponements of the meeting. The Company's principal executive offices are located at 121 Gray Avenue, Santa Barbara, California 93101 and its telephone number is (805) 963-8727. This Proxy Statement, Notice of Annual Meeting and the accompanying proxy card(s) are being first mailed to stockholders on or about May 1, 2001.

General Information, Voting Rights and Voting Procedures

       April 17, 2001 is the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements of the meeting. 8,484,084 shares of Common Stock of the Company ("Common Stock") were outstanding on the Record Date, and are entitled to vote at the meeting. The Common Stock is the only outstanding voting stock of the Company, with each share entitled to one vote.

       Each accompanying proxy card that is properly signed and returned to the Company, and not revoked, will be voted in accordance with the instructions contained therein. The proxy may be revoked at any time before it is exercised by delivery to the Secretary of the Company, either in person or by mail, of a written notice of revocation. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

       Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will (i) vote FOR the election of Steven C. Good and Skip R. Coomber, III to the Board of Directors of the Company, (ii) vote FOR the approval of Deloitte & Touche LLP as the Company's independent public accountants and auditors for the 2001 fiscal year and (iii) will use their discretion with regard to other matters (of which the Company is not now aware) that may be properly presented at the meeting or any adjournments or postponements of the meeting and all matters incident to the conduct of the meeting.

       The presence at the meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. Assuming the presence of a quorum, the directors nominated will be re-elected by a plurality of the votes cast by the stockholders entitled to vote at the meeting, and the approval of the appointment of Deloitte & Touche LLP as the Company's independent accountants and auditors will require a majority of the votes cast by the stockholders represented and entitled to vote at the meeting.

       Abstentions will be treated as shares that are present in determining those entitled to vote on a matter and the presence of a quorum. If a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain share, those shares will be counted for general quorum purposes, but will not be counted as represented at the meeting in determining the number of shares necessary for approval of that matter. Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board of Directors and appointment of Deloitte & Touche LLP.

Security Ownership of Principal Shareholders and Management

       The following table shows certain information, as of April 17, 2001, with respect to the shares of the Company's Common Stock beneficially owned by (i) persons or entities known by the Company to own 5% or more of the Company's Common Stock, (ii) the Company's directors and Named Executive Officers (as defined under "Executive Compensation") and (iii) all directors and Named Executive Officers as a group.


                                                     Number of         Options                          Percent
                                                      Shares             and                               of
               Name and Address                       Owned(1)        Warrants(2)        Total           Class(3)
               ----------------                      --------         ----------         -----           --------
Fred Kayne.................................          4,502,500         5,000           4,507,500          53.1%
 c/o Fortune Financial
 1800 Avenue of the Stars, Suite 1112
 Los Angeles, CA 90067

Fidelity Advisor Strategic Opportunities Fund
 82 Devonshire Street                                1,011,600(4)        ---           1,011,600          11.9%
 Boston, MA 02109

    FMR Corp., Edward C. Johnson 3d and
    Abigail P. Johnson
    c/o FMR Corp.
    82 Devonshire Street
    Boston, MA 02109

Andrew D. Feshbach.........................            592,224(5)      5,000             597,224            7.0%
 c/o Big Dog Holdings, Inc.
 121 Gray Avenue
 Santa Barbara, CA 93101

Robert H. Schnell..........................            157,341(6)     45,000             202,341             2.4%

Douglas N. Nilsen..........................               49,600      33,000              82,600             ---
Anthony J. Wall............................               58,032      22,000              80,032             ---
Roberta J. Morris..........................              34,7200      17,500              52,220             ---
David C. Walsh.............................               9,9200      28,000              37,920             ---
Steven C. Good.............................                  248      16,000              16,248             ---
Kenneth A. Solomon.........................                    0      16,000              16,000             ---
Skip R. Coomber, III.......................                  200      10,000              10,200             ---


All directors and executive officers as a
group (11 persons).........................            5,404,785     197,500           5,602,285            66.0%

---------------------------
(1)Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares shown.

(2)Represents shares subject to options or warrants held by directors and Named Executive Officers that are exercisable as of April 15, 2001 or become exercisable within 60 days thereof.

(3)Based on 8,484,084 shares outstanding. Percentage information is omitted for individuals who own less than one percent of the outstanding shares of Common Stock and the shares deemed outstanding due to exercisable options.

(4)Based on a Schedule 13G dated February 14, 2000 filed with the Securities and Exchange Commission. According to such 13G, all of the shares shown are owned by Fidelity Advisor Value Strategies Fund (the "Fund"). Fidelity Management & Research Company ("Fidelity"), as advisor to the Fund, and FMR Corp., Edward
  P. Johnson and Abigail Johnson, as a result of their direct or indirect control of Fidelity, may also be deemed to be beneficial owners of the shares.

(5)All such shares are owned by the Feshbach Trust, of which Mr. Feshbach and his wife are co-trustees.

(6)All such shares are owned by the Robert and Renee Schnell Living Trust, of which Mr. Schnell and his wife are co-trustees.




                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Board of Directors

       The Board of Directors of the Company is comprised of seven members divided into three classes. Stockholders elect one-third of the members of the Board of Directors each year, and the members of each class serve on the Board of Directors for three years. The terms of Skip R. Coomber, III, Steven C. Good and Kenneth Solomon, the Class I Directors, expire in 2001. Mr. Solomon has elected not to continue on the Board and Mr. Coomber and Mr. Good each have been nominated to stand for re-election at the Annual Meeting to hold office until the Company's Annual Meeting in 2004 or until his successor is duly elected and qualified. The terms of other directors expire at the Annual Meeting in 2002 or 2003.

       The Board of Directors recommends a vote "FOR" the election of each of the nominees. Unless authority to do so is withheld, the persons named in the enclosed proxy card(s) (or their substitutes) will vote the shares represented thereby FOR the election of Skip R. Coomber, III and Steven C. Good. If either nominee becomes unavailable or is unable to serve as a director, the persons named as proxies (or their substitutes) will have full discretion and authority to vote or refrain from voting for any other nominee.

         The following table contains information regarding the nominees and the other incumbent directors.

               Nominees for Election--Term Expiring 2001 (Class I)

                                                                    Year First
                        Name                            Age           Elected
Steven C. Good.......................................    58             1997
Skip R. Coomber, III.................................    40             2000


               Incumbent Directors--Term Expiring 2002 (Class II)
                                                                    Year First
                        Name                             Age          Elected
Robert H. Schnell.....................................    61            1997
David J. Walsh........................................    41            1997





               Incumbent Directors--Term Expiring 2003 (Class III)

                                                                    Year First
                      Name                                Age         Elected
Fred Kayne...........................................      62           1992
Andrew D. Feshbach...................................      40           1992



          Mr. Coomber founded Rasmussen Coomber, LLP, a law firm, in June 1997 and has served as a partner of the firm since that time. Rasmussen Coomber, LLP is a transactional law firm based in Los Angeles and Rancho Santa Fe, California. The firm's primary areas of focus are real estate, general business, and corporate law. Prior to June 1997, Mr. Coomber practiced law as a sole practitioner.

       Mr. Good founded Good, Swartz & Berns, an accountancy corporation, more than five years ago and is the senior partner of that firm. Mr. Good also serves as a director of Opto Sensors, Inc. and Arden Realty Company.

       Mr. Schnell co-founded Fortune Casuals, LLC, in January 1999 and has since served as its President. During and prior to that time, Mr. Schnell has been a private investor. Mr. Schnell served as Chairman of the Board of Cosmar Corporation, a designer and, through an affiliated company, a manufacturer of artificial nail and nail care products, from October 1986 until its sale in August 1994.

       Mr. Walsh co-founded FortuneLinx, Inc., providing fraud control solutions for data networks, in March 2000, and has served as its President since that time. Mr. Walsh served as Senior Vice President-Strategic Planning of Transaction Network Services, Inc., a provider of data communications services from 1994 to September 1999. Prior to that time, Mr. Walsh's activities included being a principal in the Mergers and Acquisitions Group of Ernst & Young, an international accounting and consulting firm. Mr. Walsh has an M.B.A. from Harvard University.

       Mr. Kayne co-founded the Company in May 1992 and has served as its Chairman since that time. Mr. Kayne co-founded Fortune Fashions, Inc., a custom manufacturer of embellished apparel for the tourist industry, in 1991 and has served as its Chairman and President since that time. Mr. Kayne also founded Fortune Financial, a private merchant banking firm, in 1986 and has served as its Chairman and President since that time. Mr. Kayne also serves as a director of The Right Start, Inc., an infant products retailer and catalog company, and is a director and controlling member of Fortune Casuals, LLC, a manufacturer of casual apparel for the mass market.

        Mr. Feshbach co-founded the Company in May 1992 and has served as President, Chief Executive Officer and as a director since that time. Mr. Feshbach co-founded Fortune Fashions, Inc. in 1991, and he has served as one of its directors since that time. Mr.Feshbach serves as a director of The Right Start, Inc. Mr. Feshbach has an M.B.A. from Harvard University.

Board and Committee Meetings

       During 2000, there were four meetings of the Board of Directors. The Board maintains an Audit, Compensation, Employee Stock Option and Special Compensation Committee, the responsibilities of which are summarized below. Each Board member attended 75% or more of the meetings of the Board and the committees on which he served that were held in 2000.



       Audit Committee. Steven Good and David Walsh, neither of who is an officer or employee of the Company, are the current members of the Audit Committee. The Audit Committee is responsible for monitoring and reviewing accounting methods adopted by the Company, internal accounting procedures and controls and audit plans. The Audit Committee recommends to the Board of Directors the engagement of the Company's independent auditors and monitors the scope and results of the Company's audits, the internal accounting controls of the Company, and the audit practices and professional services furnished by the Company's independent auditors. The Audit Committee held three meetings during 2000.



       Compensation Committee. Fred Kayne, Robert Schnell and David Walsh, none of whom is an officer or employee of the Company, are the current members of the Compensation Committee. The Compensation Committee is responsible for reviewing and approving all compensation arrangements for the officers of the Company and has principal responsibility for administering the Amended and Restated 1997 Performance Award Plan (the "1997 Plan"). The Compensation Committee held three meetings during 2000.



       Employee Stock Option Committee. The Employee Stock Option Committee is comprised of Fred Kayne and Andrew Feshbach and is responsible for authorizing grants of stock options and other awards under the 1997 Plan to employees of the Company who have positions below that of vice president, within guidelines established by the Compensation Committee. The Employee Stock Option Committee generally operates by unanimous written consent and held no meetings during 2000.



       Special Compensation Committee. Robert Schnell and David Walsh are the current members of the Special Compensation Committee, which has the responsibility of evaluating, authorizing and administering stock option grants and other awards under the 1997 Plan to directors and executive officers whose compensation may be subject to Section 162(m) limits under the Internal Revenue Code. The Special Compensation Committee generally operates by unanimous written consent and held no meetings during 2000.



Compensation of Directors

       Cash Compensation of Directors. Each non-employee director (excluding Mr. Kayne) receives a fee of $10,000 per year for his services and is entitled to be reimbursed for expenses incurred in connection with attendance at Board or committee meetings. Mr. Kayne is paid a fee of $10,000 per month for acting as Chairman. Directors who are employees of the Company are not paid any additional compensation for their services as a director. During 2000, each member of the Compensation Committee received an additional $2,500 and each member of the Audit Committee received an additional $10,000.



       Option Grants to Directors. On June 3, 2000, each director was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $4.625 per share, which was equal to the market price of the Common Stock at the close of trading on the date of grant.













                             EXECUTIVE COMPENSATION



       The following table sets forth certain information with respect to the compensation paid in the years indicated to the Company's Chief Executive Officer and the Company's three other most highly compensated officers (the "Named Executive Officers").



                           Summary Compensation Table

                                                                                                   Long Term
                                                                                                 Compensation
                                                                 Annual Compensation                Awards
                                                                 -------------------                ------
                                                                                                  Securities
                                                                                Other Annual      Underlying
         Name and Principal Position             Year    Salary      Bonus(1)   Compensation       Options(2)
         ---------------------------             ----    ------      --------   ------------       ----------
Andrew D. Feshbach........................       2000   $303,488      $90,000        ---             5,000
 President and Chief Executive Officer           1999   $288,848      $90,000        ---              ---
                                                 1998   $269,269      $90,000        ---              ---

Douglas N. Nilsen.........................       2000   $241,884      $30,000        ---              ---
 Executive Vice President                        1999   $209,809      $30,000        ---              ---
                                                 1998   $196,154      $25,000        ---            127,500


Anthony J. Wall...........................       2000   $231,670      $30,000        ---              ---
 Executive Vice President and General Counsel    1999   $218,271      $27,500        ---              ---
                                                 1998   $164,385      $25,000        ---            77,500


Roberta J. Morris.........................       2000   $146,429      $30,000        ---              ---
 Chief Financial Officer and Treasurer           1999   $125,770      $27,500        ---              ---
                                                 1998   $115,481      $25,000        ---            62,500


Lee M. Cox................................       2000   $66,421(3)    $25,000        ---              ---
Senior Vice President-Retail                     1999   ---            ---           ---              ---
                                                 1998   ---            ---           ---              ---



(1)Amounts shown represent the bonus earned by the Named Executive Officer during the year indicated, whether or not paid in that year.

(2)Does not include options granted to Mr. Feshbach that were voluntarily surrendered by him for no consideration and canceled.

(3)Mr. Cox was hired by the Company on September 11, 2000; this amount represents his salary from such date through December 31, 2000.



Option Grants

       For his service on the Board of Directors, Mr. Feshbach received an option for 5,000 shares in 2000. See "Compensation of Directors."


Option Values
       The following table sets forth certain information with respect to the value of unexercised options held by the Named Executive Officers at the end of 2000. "Value" is calculated as the difference between the fair market value and the exercise price of in-the-money options at year end. None of the Named Executive Officers exercised options during 2000.





                             Year-End Option Values

                                                     Number of Securities
                                                    Underlying Unexercised         Value of Unexercised
                                                          Options at             In-the-Money Options at
                   Name                                December 31, 2000             December 31, 2000
                   ----                                -----------------             -----------------
                                                  Exercisable   Unexercisable   Exercisable  Unexercisable
                                                  -----------   -------------   -----------  -------------
Andrew D. Feshbach..........................         5,000            0             0              0
Douglas N. Nilsen...........................        19,000          108,500       $2,750         $4,125
Anthony J. Wall.............................        15,000           62,500       $2,750         $4,125
Roberta J. Morris...........................        12,000           50,500       $2,250         $3,375



Employment Contracts, Termination of Employment and Change in Control
Arrangements

       The Company currently does not have any employment contracts with its Chief Executive Officer or any other Named Executive Officers. Unless the Compensation Committee provides otherwise, upon a change in control (as defined in the 1997 Plan) each option and stock appreciation right issued under the 1997 Plan will be come immediately exercisable, any restricted stock issued under the 1997 Plan will immediately vest free of restrictions, and the number of shares, cash or other property covered by any "performance share award" issued under the 1997 Plan will be issued to the grantee of such award. The Company has to date issued only options under the 1997 Plan.



             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Compensation Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the report by reference therein. The report shall not be deemed soliciting material or otherwise deemed filed under either such Act.

       The Compensation Committee consists of Messrs. Kayne, Schnell and Walsh, who are non-employee directors of the Company. The responsibilities of the Compensation Committee and the other committees to which the Board has delegated certain compensation responsibilities are described above under "Board and Committee Meetings."

Compensation Philosophy

       The Company's executive compensation program consists of three main components: (1) base salary, (2) potential for annual cash incentive compensation (bonus) based on the Company's overall performance and the employee's individual performance and (3) stock options to provide long-term incentives for performance and to align the interests of executive officers and stockholders. There is no fixed ratio of total compensation to be represented by salary, incentive compensation or stock options.


Compensation of Named Executive Officers

       With respect to the base salaries and annual bonuses for 2000 for the Named Executive Officers, the Compensation Committee met with Mr. Feshbach to review his recommendations. The decisions of the Compensation Committee were not based on any set formula but focused on consideration of the performance of each executive in his or her particular area of responsibility, the executive's contribution to the Company's overall management team, an assessment of the future contributions the executive may be expected to make to the Company, and prevailing industry compensation levels.

Compensation of the Chief Executive Officer

       In 2000, Mr. Feshbach's salary and bonus were determined by the Compensation Committee based on the same factors applied to the other executive officers. In addition, the determination of Mr. Feshbach's base salary and bonus compensation also took into consideration the Company's achievement of sales and profit goals and the implementation of growth plans, cost controls, and other items affecting its business and stockholder value. 5,000 options were granted to Mr. Feshbach in 2000 as a director.

Section 162(m) Considerations

       Section 162(m) of the Internal Revenue Code limits the tax deductibility to the Company of compensation in excess of $1 million in any year for certain executive officers, except for qualified "performance-based compensation" under the Section 162(m) rules. No covered executive's compensation for these purposes exceeded $1 million for 2000. The Compensation Committee considers the Section 162(m) rules as a factor with respect to compensation matters, but will not necessarily limit compensation to amounts deductible under Section 162(m).

                           The Compensation Committee

                           Fred Kayne
                           Robert Schnell
                           David Walsh

Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee was, during 2000, an officer or employee of the Company or any of its subsidiaries, nor was any member of the Compensation Committee formerly an officer of the Company or any of its subsidiaries. No executive officer of the Company served (i) as a member of the compensation committee (or board of directors serving the compensation function) of another entity, one of whose executive officers served on the Compensation Committee or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on the Company's Board.

Certain Relationships and Related Party Transactions

       In connection with the purchase of a personal residence, on June 3, 1998, the Company made a loan to Executive Vice President Anthony Wall which had a principal balance of $75,000 as of March 1, 2001. The maximum amount of indebtedness, including accrued interest on such note from January 1, 2000 to March 1, 2001 was $178,719. The loan has a term of 5 years, bears interest at the rate of 8-1/2% per annum and is secured by a second lien on such residence.

         In 1999, the Company loaned $80,000 to CEO Andrew Feshbach to finance his purchase of shares of stock of PETsMART.com, Inc. for $100,000. Such loan had a term of four years, bore interest at 9% per annum and was secured by the stock. In April 2000, the Company purchased the stock for $100,000 in the form of cash and the note. Such purchase price was consistent with what the Board perceived as fair value.

     See also "Compensation Committee Interlocks and Insider Participation."



                          REPORT OF THE AUDIT COMMITTEE

         Notwithstanding anything to the contrary in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate this Proxy Statement or future filings with the Securities Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

         The current members of the Company's Audit Committee are Steven Good and David Walsh, neither of who is an officer or employee of the Company. The members of the Audit Committee are considered independent as defined by the listing standards imposed by the NASD Rule 4200(a)(15). The Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix A to this proxy statement. The Audit Committee has reviewed the 2000 audited financial statements with management, discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) and received required written disclosures from the independent accountants. Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ending December 31, 2000 for filing with the Securities and Exchange Commission.

                                                  The Audit Committee

                                                  Steven C. Good
                                                  David J. Walsh


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP served as the Company's independent auditor during 2000 and has been recommended to continue to serve as the Company's independent auditor for 2001. A representative of Deloitte & Touche LLP will be present at the 2001 Annual Meeting of Stockholders and will be available to respond to appropriate questions.

         Audit Fees. The aggregate fees billed for professional services rendered for the 2000 audit of the Company's annual financial statements were $110,000. The Company has not retained Deloitte & Touche LLP to perform services other than the audit of the annual financial statements.


                      COMPARISON OF CUMULATIVE TOTAL RETURN
       The following is a comparison of the cumulative total stockholder return on a $100 investment in the Common Stock of the Company, including the reinvestment of dividends, with the cumulative total return of a $100 investment in the NASDAQ National Stock Market Index and the CRSP Total Return Industry Index for Retail Trade Stocks for the period from September 30, 1997 (the first quarter ending after the Company's September 25, 1997 initial public offering) through December 31, 2000. The two comparison indexes are intended to provide a relevant comparison of total annual return in the time period (through December 31, 2000) in which the Company's Common Stock has been publicly traded.



                             BIG DOG HOLDINGS, INC.
                      Comparison of Cumulative Total Return
                  September 30, 1997 through December 31, 2000

                         PERFORMANCE GRAPH APPEARS HERE

                                                           NASDAQ          NASDAQ
Measurment Period                 BIG DOG                  RETAIL          MARKET
(Fiscal Year Covered)          HOLDINGS, INC.           TRADE STOCKS       INDEX
---------------------          --------------           ------------       ------
Measurement PT- 9/26/97           $100.00                 $100.00          $100.00
           9/30/97                 100.00                  100.00           100.00
          12/31/97                  40.18                   96.43            93.62
           3/31/98                  47.32                  115.73           109.57
           6/30/98                  36.61                  117.81           112.58
           9/30/98                  22.32                   85.24           101.58
          12/31/98                  33.93                  117.35           132.00
           3/31/99                  41.93                  116.98           148.04
           6/30/99                  37.28                  113.77           161.94
           9/30/99                  40.56                  101.46           165.98
          12/31/99                  50.58                  102.87           245.31
           3/31/00                  33.55                   92.72           275.34
           6/30/00                  30.75                   73.74           239.40
           9/30/00                  37.28                   75.25           220.28
          12/31/00                  27.96                   63.11           147.48




         The Comparison of Cumulative Total Return shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Company pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended except to the extent the Company specifically incorporates the Comparison by reference therein. The Comparison shall not be deemed soliciting material or otherwise deemed filed under either such Act.


                                   PROPOSAL 2

                         RATIFICATION OF APPOINTMENT OF
                   INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

       Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed Deloitte & Touche LLP as the Company's independent public accountants and auditors for the fiscal year ending December 31, 2001, subject to stockholder approval. Deloitte & Touche LLP has served as the Company's independent public accountants and auditors since 1992.

       Services which will be provided to the Company and its subsidiaries by Deloitte & Touche LLP with respect to the 2001 fiscal year include the examination of the Company's consolidated financial statements, reviews of quarterly reports, services related to filings with the SEC and consultations on various tax matters.

       A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and to make such statements as he or she may desire.

       The Board of Directors recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company independent public accountants and auditors for the 2001 fiscal year.


                                  MISCELLANEOUS

Other Matters

       If any other matters properly come before the meeting, it is the intention of the proxy holders to vote in their discretion on such matters pursuant to the authority granted in the proxy and permitted under applicable law.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers, directors, and holders of more than 10% of a company's registered class of securities file reports of their ownership of a company's securities with the SEC. Based on a review of these reports, the Company believes that its reporting persons complied with all applicable filing requirements.

Cost of Soliciting Proxies

       The expenses of preparing and mailing the Notice of Annual Meeting, the Proxy Statement and the proxy card(s) will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and employees of the Company (who will receive no additional compensation) by personal interviews, telephone, telegraph and facsimile. The Company has not retained, and does not intend to retain, any other entities to assist in the solicitation of proxies. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Company's Common Stock and that such persons will be reimbursed by the Company for their expenses incurred in so doing.

Form 10-K and Annual Report to Stockholders

       Enclosed with the Proxy Statement is the Annual Report of the Company for 2000, which includes a copy of the Company's Annual Report on Form 10-K for 2000. The Annual Report is enclosed for the convenience of stockholders only and should not be viewed as part of the proxy solicitation material. If any person who was a beneficial owner of Common Stock of the Company on the record date for the 2001 Annual Meeting desires additional copies of the Company's Annual Report, it will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a stockholder of the Company and should be directed to:

                                            Big Dog Holdings, Inc.

                                            121 Gray Avenue

                                            Santa Barbara, CA 93101

                                            Attn: Stockholder Relations

Telephone requests may be directed to Stockholder Relations at (805) 963-8727, ext. 1362.

Proposals of Stockholders

       The 2002 Annual Meeting of stockholders is presently expected to be held in June 2002. To be considered for inclusion in the Company's Proxy Statement for the 2002 Annual Meeting, proposals of stockholders intended to be presented at the meeting must be received by the Corporate Secretary, Big Dog Holdings, Inc., 121 Gray Avenue, Santa Barbara, California 93101, no later than January 1, 2002.

       A stockholder may wish to have a proposal presented at the 2002 Annual Meeting, but not to have it included in the Company's Proxy Statement for the meeting. If notice of the proposal is not received by the Company at the above address by March 18, 2002, then the proposal will be deemed untimely under Rule 14a-4(c) under the Securities and Exchange Act of 1934, and the Company will have the right to exercise discretionary voting authority with respect to the proposal.

       Stockholders wishing to bring proposals before the 2002 Annual Meeting must also comply with Section 1.9 of the Company's Bylaws, which requires certain information to be provided in connection with the submission of stockholder proposals and sets forth certain requirements in regard thereto.





                                                  Anthony J. Wall
                                                  Executive Vice President,
                                                  General Counsel and Secretary






                                   Appendix A

                 BIG DOG HOLDINGS, INC. AUDIT COMMITTEE CHARTER

Organization: This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors by June 2001, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.

Statement of Policy: The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements and the legal compliance and ethics programs established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes: The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also the committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.